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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 April 23, 1998
                                 --------------

                            RSL COMMUNICATIONS, LTD.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    BERMUDA
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                 (State or other jurisdiction of incorporation)

           0-23139                                     N/A
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(Commission File Number)                (IRS Employer Identification Number)

          Clarendon House, Church Street, Hamilton HM CX Bermuda
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         (Address of Principal Executive Offices)      (Zip Code)

Registrant's telephone number, including area code (441) 295-2832
                                                   --------------

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ITEM 5.   OTHER EVENTS


As of April 23, 1998, RSL COM U.S.A., Inc., a subsidiary of RSL Communications, Ltd., entered into an agreement with CBS Corporation to acquire the business and assets of Westinghouse Communications, a division of CBS Corporation, for approximately $90 million in cash plus the assumption of certain liabilities, subject to customary conditions to closing, including the receipt of various regulatory and other consents. It is expected that the acquisition will be completed in the third quarter of 1998.


ITEM 7.   EXHIBITS

Exhibit                  Description                      Page
-------                  -----------                      ----

  99          RSL Communications, Ltd. Press                5
              Release, dated April 28, 1998.

                                       2

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            RSL COMMUNICATIONS, LTD.

                                            By /s/ Nesim Bildirici
                                               ------------------------------
                                               Name:  Nesim Bildirici
                                               Title: Vice President
                                                      Mergers and Acquisitions

Dated:  April 29, 1998

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                                 EXHIBIT INDEX
                                 -------------

Exhibit                           Description                         Page
-------                           -----------                         ----

  99                     RSL Communications, Ltd. Press                5
                         Release, dated April 28, 1998.

                                       4